Form 10-K, Exhibit 13
period 2005-12-31
NATIONAL HEALTH REALTY INC
filed 2006-03-08
CIK 1047334

                                   EXHIBIT 13
                          NATIONAL HEALTH REALTY, INC.
                     INDEX TO FINANCIAL STATEMENT SCHEDULES

Financial Statement Schedules

Report of Independent Registered Public Accounting Firm on Financial Statement Schedules

Report of Independent Registered Public Accounting Firm on Financial Statement Schedules

Schedule III  Real Estate and Accumulated Depreciation

Schedule IV   Mortgage Loans on Real Estate

      All other schedules are not submitted because they are not applicable or not required or because the required information is included in the financial statements or notes thereto.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                        ON FINANCIAL STATEMENT SCHEDULES

Board of Directors and Stockholders
National Health Realty, Inc.
Murfreesboro, Tennessee

      The audits referred to in our report dated January 23, 2006 relating to the consolidated financial statements of National Health Realty, Inc., which is contained in Item 8 of this Form 10-K included the audit of the 2005 and 2004 financial statement schedules listed in the accompanying index. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based upon our audits.

      In our opinion, such financial statement schedules present fairly, in all material respects, the information set forth therein.

/s/ BDO SEIDMAN, LLP

Memphis, Tennessee
January 23, 2006

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                        ON FINANCIAL STATEMENT SCHEDULES

To the Board of Directors and Stockholders of National Health Realty, Inc.:

      We have audited the consolidated financial statements of National Health Realty, Inc. and Subsidiaries as of and for the year ended December 31, 2003, and have issued our report thereon dated January 23, 2004 (included elsewhere in this Annual Report on Form 10-K). Our audit also included the 2003 financial statement schedules listed in Exhibit 13 of this Annual Report on Form 10-K. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

      In our opinion, the 2003 financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ ERNST & YOUNG LLP

Nashville, Tennessee
January 23, 2004

                          NATIONAL HEALTH REALTY, INC.
             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                                DECEMBER 31, 2005

              Column A        Column B             Column C         Column D                      Column E
              --------        --------             --------         --------                      --------

                                                               Costs capitalized  Gross amount at which carried at
                                                                 subsequent to            close of period
                                                                                  --------------------------------
                                       Initial Cost to Company   acquisition                  Buildings
                                       -----------------------   -----------                     &
                               Encum-             Buildings &  Improve-  Carrying            Improve-
        Description            brances   Land    Improvements   ments     Costs      Land     ments     Total
        -----------            -------  -------  ------------  --------  --------   -------  --------  --------
Health Care Centers(6)
     Florida                   $    --  $ 5,735    $   40,820   $  --      $  --    $ 5,735  $ 40,820  $ 46,555

Health Care Centers(1)
     Missouri                       --      123         3,728      --         --        123     3,728     3,851

Health Care Centers(7)
     South Carolina                 --    6,145        36,215      --         --      6,145    36,215    42,360

Health Care Centers(2)
     Tennessee                      --      874        11,474      --         --        874    11,474    12,348

Assisted Living Facilities(1)
     Alabama                        --      268         5,468      --         --        268     5,468     5,736

Assisted Living Facilities(3)
     Florida                        --    3,414        21,698      --         --      3,414    21,698    25,112

Assisted Living Facilities(2)
     Tennessee                      --      886        13,434      --         --        886    13,434    14,320

Independent Living Centers(1)
     Tennessee                      --    2,019        14,931      --         --      2,019    14,931    16,950
                               -------  -------    ----------   -----  -   -----    -------  --------  --------

                               $    --  $19,464    $  147,768   $  --      $  --    $19,464  $147,768  $167,232
                               =======  =======    ==========   =====  =   =====    =======  ========  ========

              Column A           Column F         Column G     Column H
              --------           --------         -------      --------
                                 Accumulated      Date of       Date
        Description              Depreciation   Construction   Acquired
        -----------              ------------   ------------   --------
Health Care Centers(6)
     Florida                       $ 15,828        N/A         12/31/97

Health Care Centers(1)
     Missouri                         1,504        N/A         12/31/97

Health Care Centers(7)
     South Carolina                  14,507        N/A         12/31/97

Health Care Centers(2)
     Tennessee                        3,295        N/A         12/31/97

Assisted Living Facilities(1)
     Alabama                          2,301        N/A         12/31/97

Assisted Living Facilities(3)
     Florida                          8,178        N/A         12/31/97

Assisted Living Facilities(2)
     Tennessee                        3,857        N/A         12/31/97

Independent Living Centers(1)
     Tennessee                        2,708        N/A         12/31/97
                                   --------

                                   $ 52,178
                                   ========

(A) The aggregate cost for federal income tax purposes is approximately $172,600,000.

(B) Depreciation is calculated using depreciation lives up to 40 years for all completed facilities.

                          NATIONAL HEALTH REALTY, INC.
             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

                                                                 2005        2004        2003
                                                              ---------   ---------    ---------
Investment in Real Estate:
Balance at beginning of period                                $ 167,232   $ 167,271    $ 173,967
Recognition of sale of assets for mortgage notes receivable          --          --       (6,696)
Cost of real estate sold                                             --         (39)          --
                                                              ---------   ---------    ---------
Balance at end of year                                        $ 167,232   $ 167,232    $ 167,271
                                                              =========   =========    =========

Accumulated Depreciation:
Balance at beginning of period                                $  46,306   $  40,340    $  35,004
Addition charged to costs and expenses                            5,872       5,966        6,322
Recognition of sale of assets for mortgage notes receivable          --          --         (986)
                                                              ---------   ---------    ---------
Balance at end of year                                        $  52,178   $  46,306    $  40,340
                                                              =========   =========    =========

                          NATIONAL HEALTH REALTY, INC.
                   SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE
                                DECEMBER 31, 2005

       Column A                          Column B      Column C   Column D    Column E      Column F     Column G       Column H
                                                                                                                    Principal Amount
                                                                                                                    of Loans Subject
                                                        Final      Monthly                Original Face  Carrying    to Delinquent
                                         Interest      Maturity    Payment                  Amount of    Amount of    Principal or
Description                                Rate         Date        Terms   Prior Liens     Mortgages    Mortgages      Interest
------------------------------------  -------------  -----------  --------  -----------  --------------  ---------   ---------------
LONG-TERM CARE FACILITIES:
First Mortgage Loans:
Brownsburg, Castleton & Plainfield,
     Indiana (C)                          10.50%     March, 2007   $  130       None           $12,046     $ 3,874        None

Sarasota, Florida(A)                  Prime plus 2%   Feb. 2016        52       None             6,350       5,063        None

Ocoee, Florida (B)                     8.5% to 9.0%   Apr. 2014        47       None             5,700       4,270        None

----------
(A)   Balloon payments of approximately $1,578,000 due at maturity.
(B)   Balloon payment of approximately $2,131,000 due at maturity.
(C)   Balloon payments of approximately $3,874,000 due at maturity.

(1)   See Note 5 of Notes to Consolidated Financial Statements.

                          NATIONAL HEALTH REALTY, INC.
             SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE (Continued)
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

                                                  2005           2004          2003
                                              ------------   -----------   ----------
Reconciliation of mortgage loans:
     Balance at beginning of period                $13,553       $44,595      $65,562
     Additions:
          Sale of assets for mortgage loans             --            --        3,740

Deductions during period:
          Collection of principal                      346        31,042       24,707
                                              ------------   -----------   ----------

Balance at end of period                           $13,207       $13,553      $44,595
                                              ============   ===========   ==========